Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800-618-BANK
www.unitybank.com
NewsNewsNewsNewsNews

For Immediate Release:

October 19, 2017
News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports 24.4% Increase in Quarterly Net Income

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported a 24.4% increase in quarterly earnings and a 21.2% increase in year-to-date earnings. The year-to-date results exclude the effect of a nonrecurring gain during the prior year’s period.   Contributing factors included strong loan and deposit growth, increased net interest income and expanded net interest margins.

Net income for the three months ended September 30, 2017 was $3.8 million, or $0.35 per diluted share, a 24.4 percent increase compared to net income of $3.0 million, or $0.32 per diluted share, for the three months ended September 30, 2016. Return on average assets and average common equity for the quarter were 1.17% and 13.00%, respectively, compared to 1.05% and 13.90% for the same period a year ago.

Year-to-date net income was $10.4 million, or $0.97 per diluted share, for the nine months ended September 30, 2017. Year-to-date net income, excluding the nonrecurring gain on the repurchase of subordinated debentures, was $8.6 million, or $0.91 per diluted share, for the same period a year ago. Current year-to-date net income represents a 21.2% increase over the prior year’s year-to-date net income excluding the nonrecurring gain. Return on average assets and average common equity for the nine months ended September 30, 2017 were 1.12% and 12.51%, respectively, compared to 1.03% and 13.73% for the same period a year ago, excluding the nonrecurring gain described below.

In February 2016, the Company repurchased $5.0 million of its outstanding subordinated “capital qualifying” debentures at a price of $0.5475 per dollar, thus reducing its outstanding subordinated debt to $10.3 million. The repurchase resulted in a nonrecurring pre-tax gain of approximately $2.26 million. Management believes excluding the nonrecurring gain from net income and reporting it in a format which is not in compliance with generally accepted accounting principles (“non-GAAP”) is beneficial to the reader and provides better comparability of the Company’s performance over both periods.

Net income for the nine months ended September 30, 2017 increased 3.4% compared to the prior year period net income, which included the nonrecurring gain on the repurchase of subordinated debentures, of $10.0 million or $1.06 per diluted share. Return on average assets and average common equity for the nine months ended September 30, 2017 was 1.12% and 12.51%, respectively compared to 1.20% and 16.09% for the prior year period, including the 2016 nonrecurring gain.

Third quarter highlights included:

•	Announcing two new branches - Bethlehem, PA and Ramsey, NJ which will open later this year. Also, the Phillipsburg branch will be relocated.

•	Loans grew 12.3% from year-end: 19.5% increase in consumer loans, 14.4% increase in residential mortgage loans and 11.7% increase in commercial loans.

•	Deposits increased 10.4%: 19.7% increase in noninterest-bearing demand deposits, 14.3% increase in interest-bearing deposits and an 11.1% increase in savings deposits.

•	Net interest income increased 19.7% to $11.8 million compared to the prior year’s quarter due to earning asset growth and improved margins.

•	Net interest margin increased to 3.88% this quarter compared to 3.63% in the prior year’s quarter due to strong loan growth and the benefit of a rising rate environment.

•	Credit quality continues to improve. Nonperforming loans fell 48.3% from year-end to $3.7 million.

“We had another quarter of record earnings,” stated James A. Hughes, President and CEO. “Loan and deposit growth remains extremely robust and I expect that to continue for the remainder of this year and into 2018. We recently announced the opening of 2 branches in Bethlehem, PA and Ramsey, NJ which will add to our geographic presence in the Lehigh Valley and Bergen County markets. We feel confident that we can continue to expand our franchise while we grow our profitability. Our balance sheet is well positioned and has benefited from the increase in interest rates. I look forward to reporting on our future successes.”

Net Interest Income

Net interest income, our core driver of earnings, increased $1.9 million to $11.8 million for the quarter ended September 30, 2017 compared to the prior year’s quarter. In addition, the net interest margin expanded 25 basis points to 3.88%, compared to 3.63% for the prior year’s quarter. For the nine months ended September 30, 2017, net interest income increased $5.2 million to $33.4 million, and the net interest margin expanded 19 basis points to 3.79%. Each period benefited from strong loan growth and the rising interest rate environment.
The yield on earning assets increased 21 basis points to 4.66% for the quarter ended September 30, 2017 compared to 4.45% for the prior year’s quarter. This increase was the result of strong commercial, residential mortgage and consumer loan growth over the prior year’s period and the benefit of a rising rate environment. Quarterly average commercial loans increased $62.7 million, average residential mortgage loans have increased $45.8 million and consumer loans increased $21.3 million compared to the third quarter in 2016.
The cost of interest-bearing liabilities remained consistent at 1.04% for the quarter ended September 30, 2017. While the cost of deposits increased 3 basis points to 0.87%, the cost of borrowed funds and subordinated debentures decreased 17 basis points compared to the prior year due to the modification of borrowings with the Federal Home Loan Bank (“FHLB”) and the addition of new borrowings at lower rates over the past year. The increase in the cost of deposits was primarily driven by the growth in savings deposits.

Provision for Loan Losses

The provision for loan losses increased during the quarter and nine month periods ended September 30, 2017 despite reduced net charge-offs due to the growth in the loan portfolio. The provision for loan losses was $500 thousand and $420 thousand for each of the quarters ended September 30, 2017 and September 30, 2016, respectively. Year-to-date the provision for loan losses increased $130 thousand to $1.2 million for the nine months ended September 30, 2017 compared to the prior year period. Quarterly net charge-offs declined $306 thousand to $187 thousand from $493 thousand in the prior year’s quarter. Year-to-date charge-offs declined $478 thousand over the prior year period to $616 thousand for the nine months ended September 30, 2017.

Noninterest Income

Noninterest income decreased $165 thousand to $2.0 million for the three months ended September 30, 2017 and declined $189 thousand to $6.2 million for the nine month period ended September 30, 2017, compared to the same period last year due to a lower volume of sales of both mortgage and SBA loans.
Quarterly gains on the sale of mortgage loans declined $217 thousand and year-to-date gains declined $729 thousand compared to the prior year periods due to lower sales volumes in each period. During 2017, management elected to hold more of the residential loans it originates in portfolio for long term investment rather than sell the loans. In the nine months ended September 30, 2017, $151.5 million in mortgage loans were originated with $66.2 million being sold for a net gain of $1.2 million. By comparison, $135.1 million in mortgage loans were originated in the nine months ended September 30, 2016, of which $76.7 million were sold for a gain of $1.9 million. Mortgage loan sale volume totaled $23.8 million for the three months ended September 30, 2017 compared to $25.6 million in sales in the prior year’s period.
Gains on the sale of SBA loans decreased due to a lower volume of loan sales this quarter compared with the prior year’s quarter. SBA loan sales totaled $4.3 million with net gains on sale of $385 thousand for the quarter ended September 30, 2017, compared to $7.8 million in sales and a net gain of $639 thousand in the prior year’s quarter. Year-to-date, gains on the sale of $15.7 million in SBA loans were $1.3 million compared to $1.6 million on $18.4 million in sales in the prior year-to-date period.
Other notable items included service and loan fee income which increased $174 thousand and $676 thousand in the quarterly and year-to-date periods, respectively due to loan application, servicing and payoff fees.

Noninterest Expense

Noninterest expense increased $561 thousand, or 8.0%, to $7.6 million for the quarter and increased $2.1 million, or 10.3%, to $22.4 million for the nine months ended September 30, 2017 over the prior year periods. These increases are attributed to costs of expanding our retail branch and lending networks which resulted in higher compensation and occupancy expenses. Notable items for the periods include:

•
Compensation and benefits expense increased $396 thousand to $4.3 million for the three months ended September 30, 2017 and increased $1.5 million to $12.7 million for the nine months ended September 30, 2017. Compensation and benefit expenses have risen in each of these periods due to the addition of two new retail branches, additional lending and operational staff.

•
Furniture and equipment expense increased $81 thousand and $290 thousand for the quarter and year-to-date periods, respectively due to continued investment in technology in the form of equipment, network maintenance and software.

•
Year-to-date, loan collection and OREO expenses increased as the result of a $253 thousand loss on the sale of an OREO property in the first quarter of 2017 and $151 thousand in valuation adjustments on two OREO properties.

•	Deposit insurance expense declined for the quarter and year-to-date period as our assessment rate dropped as a result of the capital raise in December 2016.

Financial Condition

At September 30, 2017, total assets were $1.3 billion, an increase of $139.9 million from year-end 2016:

•	Total securities increased $10.6 million due to purchases of $26.0 million during the period.

•
Total loans increased $119.5 million or 12.3%, from year-end 2016 to $1.0 billion at September 30, 2017. Commercial, residential mortgage, consumer and SBA loan portfolios increased $59.6 million, $41.7 million, $17.8 million and $4.5 million, respectively. Our pipeline in all categories remains strong and loan growth is expected to continue in future quarters.

•
Total deposits increased $97.9 million or 10.4%, to $1.0 billion at September 30, 2017. Noninterest-bearing demand deposits, savings deposits and interest-bearing demand deposits have increased $42.6 million, $40.4 million and $20.9 million, respectively.

•	Borrowed funds increased $31.0 million to $152.0 million at September 30, 2017 due to increased overnight borrowings.

•	Shareholders’ equity was $115.8 million at September 30, 2017, an increase of $9.5 million from year-end 2016, due to retained net income.

•	Book value per common share was $10.94 as of September 30, 2017 compared to $10.14 at December 31, 2016.

•
At September 30, 2017, the leverage, common equity Tier I, Tier I and Total Risk Based Capital ratios were 9.70%, 11.27%, 12.26% and 13.30% respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

•	Nonperforming assets totaled $4.4 million at September 30, 2017, or 0.41% of total loans and OREO, compared to $8.3 million or 0.85% of total loans and OREO at year-end 2016.

•
Nonperforming loans totaled $3.7 million at September 30, 2017. Included in this balance is a $2.0 million consumer loan that is under contract at par value and is expected to settle in the fourth quarter.

•	The allowance for loan losses totaled $13.1 million at September 30, 2017, or 1.20% of total loans compared to $12.7 million and 1.34% at September 30, 2016.

•
Net charge-offs were $187 thousand for the three months ended September 30, 2017, compared to $493 thousand for the same period a year ago. Year-to-date net charge-offs were $616 thousand compared to $1.1 million for the prior year’s period.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $1.3 billion in assets and $1.0 billion in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 17 retail service centers located in Bergen, Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com , or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

UNITY BANCORP, INC.
SUMMARY FINANCIAL HIGHLIGHTS
NON-GAAP
September 30, 2017

				Sep 30, 2017 vs.
				Jun 30, 2017	Sep 30, 2016
(In thousands, except percentages and per share amounts)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016%		%
BALANCE SHEET DATA:
Total assets	$1,329,834	$1,275,517	$1,152,896	4.3%	15.3%
Total deposits	1,043,632	1,003,967	933,320	4.0	11.8
Total loans	1,092,873	1,046,804	949,832	4.4	15.1
Total securities	72,105	75,066	72,360	(3.9)	(0.4)
Total shareholders' equity	115,814	112,447	88,152	3.0	31.4
Allowance for loan losses	(13,113)	(12,800)	(12,685)	(2.4)	3.4

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$5,771	$5,350	$4,633	7.9	24.6
Provision for income taxes	2,014	1,906	1,613	5.7	24.9
Net income	$3,757	$3,444	$3,020	9.1	24.4

Net income per:
Common share - basic	$0.36	$0.33	$0.32	9.1	12.5
Common share - diluted	$0.35	$0.32	$0.32	9.4	9.4

Performance ratios:
Return on average assets	1.17%	1.11%	1.05%	5.4	11.4
Return on average equity	13.00%	12.47%	13.90%	4.3	(6.5)
Efficiency ratio	54.86%	56.41%	58.11%	(2.7)	(5.6)
Net interest margin	3.88%	3.79%	3.63%	2.4	6.9
Noninterest expense to average assets	2.35%	2.39%	2.44%	(1.7)	(3.7)

FINANCIAL DATA - YEAR TO DATE:
Income before provision for income taxes and gain on subordinated debenture	$16,025		$13,276		20.7
Provision for income taxes	5,632		4,700		19.8
Net income before gain on subordinated debenture	$10,393		$8,576		21.2
Gain on subordinated debenture, net of tax	—		1,473		NM
Net income	$10,393		$10,049		3.4

Net income before gain on subordinated debenture per:
Common share - basic	$0.99		$0.92		7.6
Common share - diluted	$0.97		$0.91		6.6

Net income per:
Common share - basic	$0.99		$1.08		(8.3)
Common share - diluted	$0.97		$1.06		(8.5)

Net income before gain on subordinated debenture ratios:
Return on average assets	1.12%		1.03%		(6.7)
Return on average equity	12.51%		13.73%		(22.2)
Efficiency ratio	56.72%		59.03%		2.4

Performance ratios:
Return on average assets	1.12%		1.20%		(6.7)
Return on average equity	12.51%		16.09%		(22.2)
Efficiency ratio	56.72%		55.39%		2.4

Net interest margin	3.79%		3.58%			5.9
Noninterest expense to average assets	2.35%		2.38%			(1.3)

SHARE INFORMATION:
Market price per share	$19.80	$17.20	$12.82	15.1		54.4
Dividends paid	$0.06	$0.06	$0.05	—		0.2
Book value per common share	$10.94	$10.64	$9.45	2.8		15.8
Average diluted shares outstanding (QTD)	10,761	10,735	9,496	0.2		13.3

CAPITAL RATIOS:
Total equity to total assets	8.71%	8.82%	7.65%	(1.2)		13.9
Leverage ratio	9.70%	9.66%	8.49%	0.3		14.1
Common equity tier 1 risk-based capital ratio	11.27%	11.32%	9.63%	(0.3)		17.2
Tier 1 risk-based capital ratio	12.26%	12.34%	10.74%	(0.6)		14.2
Total risk-based capital ratio	13.30%	13.59%	11.48%	(2.1)		15.9

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$4,449	$6,262	$8,230	(29.0)		(45.9)
QTD net chargeoffs (annualized) to QTD average loans	0.07%	0.11%	0.21%	(36.4)		(66.7)
Allowance for loan losses to total loans	1.20%	1.22%	1.34%	(1.6)		(10.4)
Nonperforming assets to total loans and OREO	0.41%	0.60%	0.86%	(31.7)		(52.3)
Nonperforming assets to total assets	0.33%	0.49%	0.71%	(32.7	) %	(53.5	) %

All share information has been adjusted for the 10% stock dividend paid September 30, 2016.

UNITY BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
September 30, 2017

				Sep 30, 2017 vs.
				Dec 31, 2016		Sep 30, 2016
(In thousands, except percentages)	Sep 30, 2017	Dec 31, 2016	Sep 30, 2016%			%
ASSETS
Cash and due from banks	$20,318	$22,105	$23,811	(8.1	) %	(14.7	) %
Federal funds sold, interest-bearing deposits and repos	84,512	83,790	60,859	0.9		38.9
Cash and cash equivalents	104,830	105,895	84,670	(1.0)		23.8
Securities:
Securities available for sale	52,750	40,568	44,186	30.0		19.4
Securities held to maturity	19,355	20,979	28,174	(7.7)		(31.3)
Total securities	72,105	61,547	72,360	17.2		(0.4)
Loans:
SBA loans held for sale	17,724	14,773	15,611	20.0		13.5
SBA loans held for investment	44,001	42,492	41,795	3.6		5.3
SBA 504 loans	22,239	26,344	26,067	(15.6)		(14.7)
Commercial loans	568,766	509,171	496,008	11.7		14.7
Residential mortgage loans	330,787	289,093	282,317	14.4		17.2
Consumer loans	109,356	91,541	88,034	19.5		24.2
Total loans	1,092,873	973,414	949,832	12.3		15.1
Allowance for loan losses	(13,113)	(12,579)	(12,685)	4.2		3.4
Net loans	1,079,760	960,835	937,147	12.4		15.2
Premises and equipment, net	23,080	23,398	22,302	(1.4)		3.5
Bank owned life insurance ("BOLI")	24,047	13,758	13,664	74.8		76.0
Deferred tax assets	5,842	5,512	6,008	6.0		(2.8)
Federal Home Loan Bank ("FHLB") stock	7,328	6,037	5,767	21.4		27.1
Accrued interest receivable	5,222	4,462	4,165	17.0		25.4
Other real estate owned ("OREO")	707	1,050	1,703	(32.7)		(58.5)
Goodwill	1,516	1,516	1,516	—		—
Other assets	5,397	5,896	3,594	(8.5)		50.2
Total assets	$1,329,834	$1,189,906	$1,152,896	11.8%		15.3%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$258,519	$215,963	$209,122	19.7%		23.6%
Interest-bearing demand	166,529	145,654	127,845	14.3		30.3
Savings	403,871	363,462	344,772	11.1		17.1
Time, under $100,000	122,410	123,724	134,448	(1.1)		(9.0)
Time, $100,000 and over, under $250,000	71,155	75,567	86,366	(5.8)		(17.6)
Time, $250,000 and over	21,148	21,353	30,767	(1.0)		(31.3)
Total deposits	1,043,632	945,723	933,320	10.4		11.8
Borrowed funds	152,000	121,000	115,000	25.6		32.2
Subordinated debentures	10,310	10,310	10,310	—		—
Accrued interest payable	400	430	446	(7.0)		(10.3)
Accrued expenses and other liabilities	7,678	6,152	5,668	24.8		35.5
Total liabilities	1,214,020	1,083,615	1,064,744	12.0		14.0
Shareholders' equity:
Common stock	86,423	85,383	70,450	1.2		22.7
Retained earnings	29,260	20,748	18,117	41.0		61.5
Accumulated other comprehensive (loss)	131	160	(415)	NM		NM
Total shareholders' equity	115,814	106,291	88,152	9.0		31.4
Total liabilities and shareholders' equity	$1,329,834	$1,189,906	$1,152,896	11.8%		15.3%

Issued and outstanding common shares	10,586	10,477	9,331

UNITY BANCORP, INC.
QTD CONSOLIDATED STATEMENTS OF INCOME
NON-GAAP
September 30, 2017

				Sep 30, 2017 vs.
	For the three months ended			Jun 30, 2017		Sep 30, 2016
(In thousands, except percentages and per share amounts)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	$	%	$	%
INTEREST INCOME
Federal funds sold, interest-bearing deposits and repos	$262	$203	$50	$59	29.1%	$212	424.0%
FHLB stock	85	73	67	12	16.4	18	26.9
Securities:
Taxable	512	538	456	(26)	(4.8)	56	12.3
Tax-exempt	40	44	43	(4)	(9.1)	(3)	(7.0)
Total securities	552	582	499	(30)	(5.2)	53	10.6
Loans:
SBA loans	1,042	886	822	156	17.6	220	26.8
SBA 504 loans	287	309	321	(22)	(7.1)	(34)	(10.6)
Commercial loans	6,924	6,573	6,138	351	5.3	786	12.8
Residential mortgage loans	3,636	3,584	3,138	52	1.5	498	15.9
Consumer loans	1,407	1,267	1,046	140	11.0	361	34.5
Total loans	13,296	12,619	11,465	677	5.4	1,831	16.0
Total interest income	14,195	13,477	12,081	718	5.3	2,114	17.5
INTEREST EXPENSE
Interest-bearing demand deposits	168	161	129	7	4.3	39	30.2
Savings deposits	733	678	458	55	8.1	275	60.0
Time deposits	823	814	920	9	1.1	(97)	(10.5)
Borrowed funds and subordinated debentures	654	674	701	(20)	(3.0)	(47)	(6.7)
Total interest expense	2,378	2,327	2,208	51	2.2	170	7.7
Net interest income	11,817	11,150	9,873	667	6.0	1,944	19.7
Provision for loan losses	500	400	420	100	25.0	80	19.0
Net interest income after provision for loan losses	11,317	10,750	9,453	567	5.3	1,864	19.7
NONINTEREST INCOME
Branch fee income	355	344	321	11	3.2	34	10.6
Service and loan fee income	448	512	274	(64)	(12.5)	174	63.5
Gain on sale of SBA loans held for sale, net	385	479	639	(94)	(19.6)	(254)	(39.7)
Gain on sale of mortgage loans, net	392	264	609	128	48.5	(217)	(35.6)
BOLI income	111	89	97	22	24.7	14	14.4
Net security gains	53	16	11	37	231.3	42	381.8
Other income	264	317	222	(53)	(16.7)	42	18.9
Total noninterest income	2,008	2,021	2,173	(13)	(0.6)	(165)	(7.6)
NONINTEREST EXPENSE
Compensation and benefits	4,268	4,299	3,872	(31)	(0.7)	396	10.2
Occupancy	600	590	611	10	1.7	(11)	(1.8)
Processing and communications	656	632	647	24	3.8	9	1.4
Furniture and equipment	513	513	432	—	—	81	18.8
Professional services	247	251	216	(4)	(1.6)	31	14.4
Loan collection & OREO expenses	114	38	141	76	200.0	(27)	(19.1)
Other loan expenses	47	18	19	29	161.1	28	147.4
Deposit insurance	156	144	168	12	8.3	(12)	(7.1)
Advertising	299	323	304	(24)	(7.4)	(5)	(1.6)
Director fees	150	149	141	1	0.7	9	6.4
Other expenses	504	464	442	40	8.6	62	14.0
Total noninterest expense	7,554	7,421	6,993	133	1.8	561	8.0
Income before provision for income taxes	5,771	5,350	4,633	421	7.9	1,138	24.6
Provision for income taxes	2,014	1,906	1,613	108	5.7	401	24.9

Net income	$3,757	$3,444	$3,020	$313	9.1%	$737	24.4%

Effective tax rate	34.9%	35.6%	34.8%

Net income per common share - Basic	$0.36	$0.33	$0.32
Net income per common share - Diluted	$0.35	$0.32	$0.32

Weighted average common shares outstanding - Basic	10,572	10,546	9,339
Weighted average common shares outstanding - Diluted	10,761	10,735	9,496

UNITY BANCORP, INC.
YTD CONSOLIDATED STATEMENTS OF INCOME
NON-GAAP
September 30, 2017

	For the nine months ended September 30,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2017	2016	$	%
INTEREST INCOME
Federal funds sold, interest-bearing deposits and repos	$595	$135	$460	340.7%
FHLB stock	252	173	79	45.7
Securities:
Taxable	1,543	1,246	297	23.8
Tax-exempt	127	160	(33)	(20.6)
Total securities	1,670	1,406	264	18.8
Loans:
SBA loans	2,781	2,331	450	19.3
SBA 504 loans	896	1,050	(154)	(14.7)
Commercial loans	19,666	17,676	1,990	11.3
Residential mortgage loans	10,603	9,017	1,586	17.6
Consumer loans	3,806	2,956	850	28.8
Total loans	37,752	33,030	4,722	14.3
Total interest income	40,269	34,744	5,525	15.9
INTEREST EXPENSE
Interest-bearing demand deposits	482	390	92	23.6
Savings deposits	1,994	1,206	788	65.3
Time deposits	2,441	2,824	(383)	(13.6)
Borrowed funds and subordinated debentures	1,992	2,122	(130)	(6.1)
Total interest expense	6,909	6,542	367	5.6
Net interest income	33,360	28,202	5,158	18.3
Provision for loan losses	1,150	1,020	130	12.7
Net interest income after provision for loan losses	32,210	27,182	5,028	18.5
NONINTEREST INCOME
Branch fee income	1,029	940	89	9.5
Service and loan fee income	1,472	796	676	84.9
Gain on sale of SBA loans held for sale, net	1,348	1,584	(236)	(14.9)
Gain on sale of mortgage loans, net	1,188	1,917	(729)	(38.0)
BOLI income	289	283	6	2.1
Net security gains	69	186	(117)	(62.9)
Other income	838	716	122	17.0
Total noninterest income	6,233	6,422	(189)	(2.9)
NONINTEREST EXPENSE
Compensation and benefits	12,662	11,130	1,532	13.8
Occupancy	1,791	1,742	49	2.8
Processing and communications	1,892	1,845	47	2.5
Furniture and equipment	1,537	1,247	290	23.3
Professional services	724	710	14	2.0
Loan costs	493	402	91	22.6
OREO expenses	149	120	29	24.2
Deposit insurance	376	494	(118)	(23.9)
Advertising	859	848	11	1.3
Director fees	496	415	81	19.5
Other expenses	1,439	1,374	65	4.7
Total noninterest expense	22,418	20,328	2,090	10.3
Income before provision for income taxes and gain on subordinated debenture	16,025	13,276	2,749	20.7
Provision for income taxes	5,632	4,700	932	19.8
Net income before gain on subordinated debenture	10,393	8,576	1,817	21.2

Gain on subordinated debenture, net of tax	—	1,473	(1,473)	(100.0)
Net income	$10,393	$10,049	$344	3.4%

Effective tax rate	35.1%	35.3%

Net income before gain on subordinated debenture per:
Common share - basic	0.99	1.08
Common share - diluted	0.97	1.06

Net income per:
Common share - basic	0.99	1.08
Common share - diluted	0.97	1.06

Weighted average common shares outstanding - Basic	10,543	9,320
Weighted average common shares outstanding - Diluted	10,734	9,468

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
September 30, 2017

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	September 30, 2017			June 30, 2017
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold, interest-bearing deposits and repos	$64,579	$262	1.61%	$76,656	$203	1.06%
FHLB stock	5,697	85	5.92	5,912	73	4.95
Securities:
Taxable	67,178	512	3.02	67,102	538	3.22
Tax-exempt	6,234	60	3.82	6,764	67	3.97
Total securities (A)	73,412	572	3.09	73,866	605	3.29
Loans:
SBA loans	60,221	1,042	6.86	55,650	886	6.39
SBA 504 loans	22,596	287	5.04	23,986	309	5.17
Commercial loans	553,443	6,924	4.96	532,659	6,573	4.95
Residential mortgage loans	322,172	3,636	4.48	311,730	3,584	4.61
Consumer loans	106,976	1,407	5.22	100,889	1,267	5.04
Total loans (B)	1,065,408	13,296	4.95	1,024,914	12,619	4.94
Total interest-earning assets	$1,209,096	$14,215	4.66%	$1,181,348	$13,500	4.58%

Noninterest-earning assets:
Cash and due from banks	23,407			23,055
Allowance for loan losses	(13,053)			(12,916)
Other assets	57,179			55,367
Total noninterest-earning assets	67,533			65,506
Total assets	$1,276,629			$1,246,854

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$160,184	$168	0.42%	$157,896	$161	0.41%
Total savings deposits	406,064	733	0.72	397,813	678	0.68
Total time deposits	215,501	823	1.52	221,636	814	1.47
Total interest-bearing deposits	781,749	1,724	0.87	777,345	1,653	0.85
Borrowed funds and subordinated debentures	124,369	654	2.09	126,057	674	2.14
Total interest-bearing liabilities	$906,118	$2,378	1.04%	$903,402	$2,327	1.03%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	248,259			225,909
Other liabilities	7,598			6,752
Total noninterest-bearing liabilities	255,857			232,661
Total shareholders' equity	114,654			110,791
Total liabilities and shareholders' equity	$1,276,629			$1,246,854

Net interest spread		$11,837	3.62%		$11,173	3.55%
Tax-equivalent basis adjustment		(20)			(23)
Net interest income		$11,817			$11,150
Net interest margin			3.88%			3.79%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
September 30, 2017

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold, interest-bearing deposits and repos	$64,579	$262	1.61%	$70,628	$50	0.28%
FHLB stock	5,697	85	5.92	5,728	67	4.65
Securities:
Taxable	67,178	512	3.02	63,871	456	2.84
Tax-exempt	6,234	60	3.82	6,478	66	4.05
Total securities (A)	73,412	572	3.09	70,349	522	2.95
Loans:
SBA loans	60,221	1,042	6.86	57,122	822	5.72
SBA 504 loans	22,596	287	5.04	26,562	321	4.81
Commercial loans	553,443	6,924	4.96	490,776	6,138	4.98
Residential mortgage loans	322,172	3,636	4.48	276,413	3,138	4.52
Consumer loans	106,976	1,407	5.22	85,632	1,046	4.86
Total loans (B)	1,065,408	13,296	4.95	936,505	11,465	4.87
Total interest-earning assets	$1,209,096	$14,215	4.66%	$1,083,210	$12,104	4.45%

Noninterest-earning assets:
Cash and due from banks	23,407			19,831
Allowance for loan losses	(13,053)			(12,769)
Other assets	57,179			52,000
Total noninterest-earning assets	67,533			59,062
Total assets	$1,276,629			$1,142,272

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$160,184	$168	0.42%	$129,310	$129	0.40%
Total savings deposits	406,064	733	0.72	331,588	458	0.55
Total time deposits	215,501	823	1.52	256,884	920	1.42
Total interest-bearing deposits	781,749	1,724	0.87	717,782	1,507	0.84
Borrowed funds and subordinated debentures	124,369	654	2.09	123,136	701	2.26
Total interest-bearing liabilities	$906,118	$2,378	1.04%	$840,918	$2,208	1.04%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	248,259			197,937
Other liabilities	7,598			16,990
Total noninterest-bearing liabilities	255,857			214,927
Total shareholders' equity	114,654			86,427
Total liabilities and shareholders' equity	$1,276,629			$1,142,272

Net interest spread		$11,837	3.62%		$9,896	3.41%
Tax-equivalent basis adjustment		(20)			(23)
Net interest income		$11,817			$9,873
Net interest margin			3.88%			3.63%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
YEAR TO DATE NET INTEREST MARGIN
September 30, 2017

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the nine months ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold, interest-bearing deposits and repos	$73,011	$595	1.09%	$70,654	$135	0.26%
FHLB stock	5,795	252	5.81	5,063	173	4.56
Securities:
Taxable	66,155	1,543	3.12	61,869	1,246	2.69
Tax-exempt	6,479	192	3.96	8,062	241	3.99
Total securities (A)	72,634	1,735	3.19	69,931	1,487	2.84
Loans:
SBA loans	57,951	2,781	6.42	55,932	2,331	5.57
SBA 504 loans	24,198	896	4.95	27,685	1,050	5.07
Commercial loans	533,033	19,666	4.93	476,477	17,676	4.96
Residential mortgage loans	310,460	10,603	4.57	268,436	9,017	4.49
Consumer loans	100,740	3,806	5.05	82,098	2,956	4.81
Total loans (B)	1,026,382	37,752	4.92	910,628	33,030	4.85
Total interest-earning assets	$1,177,822	$40,334	4.58%	$1,056,276	$34,825	4.40%

Noninterest-earning assets:
Cash and due from banks	23,346			24,261
Allowance for loan losses	(12,919)			(12,848)
Other assets	56,018			48,922
Total noninterest-earning assets	66,445			60,335
Total assets	$1,244,267			$1,116,611

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$156,853	$482	0.41%	$129,968	$390	0.40%
Total savings deposits	394,206	1,994	0.68	317,441	1,206	0.51
Total time deposits	219,790	2,441	1.48	271,511	2,824	1.39
Total interest-bearing deposits	770,849	4,917	0.85	718,920	4,420	0.82
Borrowed funds and subordinated debentures	125,304	1,992	2.13	111,298	2,122	2.55
Total interest-bearing liabilities	$896,153	$6,909	1.03%	$830,218	$6,542	1.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	229,978			193,288
Other liabilities	7,050			9,656
Total noninterest-bearing liabilities	237,028			202,944
Total shareholders' equity	111,086			83,449
Total liabilities and shareholders' equity	$1,244,267			$1,116,611

Net interest spread		$33,425	3.55%		$28,283	3.35%
Tax-equivalent basis adjustment		(65)			(81)
Net interest income		$33,360			$28,202
Net interest margin			3.79%			3.58%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES
September 30, 2017

Amounts in thousands, except percentages	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,800	$12,681	$12,579	$12,685	$12,758
Provision for loan losses charged to expense	500	400	250	200	420
	13,300	13,081	12,829	12,885	13,178
Less: Chargeoffs
SBA loans	34	150	109	189	140
Commercial loans	31	120	76	19	376
Residential mortgage loans	5	—	—	101	—
Consumer loans	170	17	66	2	—
Total chargeoffs	240	287	251	311	516
Add: Recoveries
SBA loans	36	3	37	1	17
SBA 504 loans	2	—	—	—	—
Commercial loans	13	3	53	4	6
Residential mortgage loans	—	—	12	—	—
Consumer loans	2	—	1	—	—
Total recoveries	53	6	103	5	23
Net chargeoffs	187	281	148	306	493
Balance, end of period	$13,113	$12,800	$12,681	$12,579	$12,685

LOAN QUALITY INFORMATION:
Nonperforming loans (1)	$3,742	$5,681	$7,758	$7,237	$6,527
Other real estate owned ("OREO")	707	581	1,172	1,050	1,703
Nonperforming assets	4,449	6,262	8,930	8,287	8,230
Less: Amount guaranteed by SBA	27	41	60	60	624
Net nonperforming assets	$4,422	$6,221	$8,870	$8,227	$7,606

Loans 90 days past due & still accruing	$2,216	$230	$—	$—	$—

Performing Troubled Debt Restructurings (TDRs)	$—	$—	$—	$—	$665
(1) Nonperforming TDRs included in nonperforming loans	—	—	—	153	154
Total TDRs	$—	$—	$—	$153	$819

Allowance for loan losses to:
Total loans at quarter end	1.20%	1.22%	1.27%	1.29%	1.34%
Nonperforming loans (1)	350.43	225.31	163.46	173.82	194.35
Nonperforming assets	294.74	204.41	142.00	151.79	154.13
Net nonperforming assets	296.54	205.75	142.97	152.90	166.78

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	(0.01)%	1.06%	0.50%	1.26%	0.86%
Commercial loans	0.01	0.09	0.02	0.01	0.30
Residential mortgage loans	0.01	—	(0.02)	0.14	—
Consumer loans	0.62	0.07	0.28	0.01	—
Total loans	0.07%	0.11%	0.06%	0.13%	0.21%

Nonperforming loans to total loans	0.34%	0.54%	0.78%	0.74%	0.69%
Nonperforming loans and TDRs to total loans	0.34	0.54	0.78	0.74	0.76
Nonperforming assets to total loans and OREO	0.41	0.60	0.89	0.85	0.86
Nonperforming assets to total assets	0.33	0.49	0.73	0.70	0.71

UNITY BANCORP, INC.
QUARTERLY FINANCIAL DATA
NON-GAAP
September 30, 2017

(In thousands, except percentages and per share amounts)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
SUMMARY OF INCOME:
Total interest income	$14,195	$13,477	$12,594	$12,280	$12,081
Total interest expense	2,378	2,327	2,204	2,225	2,208
Net interest income	11,817	11,150	10,390	10,055	9,873
Provision for loan losses	500	400	250	200	420
Net interest income after provision for loan losses	11,317	10,750	10,140	9,855	9,453
Total noninterest income	2,008	2,021	2,204	2,373	2,173
Total noninterest expense	7,554	7,421	7,440	7,303	6,993
Income before provision for income taxes and gain on subordinated debenture	5,771	5,350	4,904	4,925	4,633
Provision for income taxes	2,014	1,906	1,712	1,765	1,613
Net income	$3,757	$3,444	$3,192	$3,160	$3,020

Net income per common share - Basic	$0.36	$0.33	$0.30	$0.33	$0.32
Net income per common share - Diluted	$0.35	$0.32	$0.30	$0.32	$0.32

COMMON SHARE DATA:
Market price per share	$19.80	$17.20	$16.95	$15.70	$12.82
Dividends paid	$0.06	$0.06	$0.05	$0.05	$0.05
Book value per common share	$10.94	$10.64	$10.38	$10.14	$9.45
Weighted average common shares outstanding - Basic	10,572	10,546	10,509	9,700	9,339
Weighted average common shares outstanding - Diluted	10,761	10,735	10,705	9,878	9,496
Issued and outstanding common shares	10,586	10,567	10,535	10,477	9,331

OPERATING RATIOS (Annualized):
Return on average assets	1.17%	1.11%	1.07%	1.07%	1.05%
Return on average equity	13.00	12.47	12.02	13.47	13.90
Efficiency ratio	54.86	56.41	59.08	59.90	58.11
Noninterest expense to average assets	2.35	2.39	2.50	2.47	2.44

BALANCE SHEET DATA:
Total assets	1,329,834	1,275,517	1,226,168	1,189,906	1,152,896
Total deposits	1,043,632	1,003,967	980,703	945,723	933,320
Total loans	1,092,873	1,046,804	1,000,677	973,414	949,832
Total securities	72,105	75,066	73,022	61,547	72,360
Total shareholders' equity	115,814	112,447	109,305	106,291	88,152
Allowance for loan losses	(13,113)	(12,800)	(12,681)	(12,579)	(12,685)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.66%	4.58%	4.48%	4.40%	4.45%
Interest-bearing liabilities	1.04	1.03	1.02	1.03	1.04
Net interest spread	3.62	3.55	3.46	3.37	3.41
Net interest margin	3.88	3.79	3.70	3.60	3.63

CREDIT QUALITY:
Nonperforming assets	$4,449	$6,262	$8,930	$8,287	$8,230
QTD net chargeoffs (annualized) to QTD average loans	0.07%	0.11%	0.06%	0.13%	0.21%
Allowance for loan losses to total loans	1.20	1.22	1.27	1.29	1.34
Nonperforming assets to total loans and OREO	0.41	0.60	0.89	0.85	0.86
Nonperforming assets to total assets	0.33	0.49	0.73	0.70	0.71

(In thousands, except percentages and per share amounts)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
CAPITAL RATIOS AND OTHER:
Total equity to total assets	8.71	8.82	8.91	8.93	7.65
Leverage ratio	9.70	9.66	9.72	9.73	8.49
Common equity tier 1 risk-based capital ratio	11.27	11.32	11.46	11.49	9.63
Tier 1 risk-based capital ratio	12.26	12.34	12.53	12.58	10.74
Total risk-based capital ratio	13.30	13.59	13.78	13.84	11.48
Number of banking offices	17	17	17	17	15
Number of ATMs	18	18	18	18	16
Number of employees	166	186	181	184	180